Exhibit 10.1

AMENDED AND RESTATED
PSS WORLD MEDICAL, INC.
1999 BROAD-BASED STOCK PLAN

I.   GENERAL

1.1   Purpose of the Plan

        The purpose of the Amended and Restated 1999 Broad-Based Stock Plan (the “Plan”) of PSS World Medical, Inc. (the “Company”) is to provide an incentive, in the form of a proprietary shareholder interest in the Company, to employees and consultants of the Company and/or its subsidiaries, to increase their interest in the Company’s welfare, and to assist the Company and its subsidiaries in attracting and retaining employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

1.2   Administration of the Plan

        The Plan shall be administered by the Compensation Committee or its successor (the “Committee”) of the Board of Directors of the Company (the “Board”).

        The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (a) to determine individuals to whom and the time or times at which options or stock awards shall be granted and exercised and the number of shares and exercise price, if any, of the common stock of the Company (“Common Stock”) covered by each option or stock award; (b) to determine the terms of the option or stock award agreements, which need not be identical, including, without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any; (c) to decide all questions of fact arising in the application of the Plan; and (d) to administer and interpret the Plan in all respects. All determinations made by the Committee shall be final and conclusive.

        The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees or consultants, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3   Eligible Participants

        Employees or consultants of the Company and the Company’s subsidiaries shall be eligible to participate in the Plan (any employee or consultant receiving an award under this Plan hereinafter referred to as a “Participant”). The terms “subsidiary” or “subsidiaries” shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.4   Grants

        Grants under the Plan may be non-qualified stock options (as described in Article II) or stock awards (as described in Article III).

1.5   Other Compensation Programs

        The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees or consultants of the Company in such other forms and amounts as it may determine from time to time.

1.6   Limitations on Grants

        The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 1,700,000 shares, of which not more than 33% may be granted as awards of restricted stock or unrestricted stock awards, and such shares hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

        Notwithstanding the foregoing, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan.

1.7   Definitions

        The following definitions shall apply to the Plan:

    (a)        “Disability” shall have the meaning provided in the Company’s applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

    (b)        “Fair Market Value”, on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing price of the shares of Common Stock on such date on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

    (c)        “Retirement” relates only to an employee participant and shall have the meaning provided in the Company’s applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

II.   STOCK OPTIONS

2.1   Types of Options

        Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2   Terms and Conditions of Options

        Subject to the following provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

2.3   Exercise Price

        The exercise price per share shall be at least the Fair Market Value of the Common Stock on the date such option is granted.

2.4   Term of Options

        Any option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.8, 2.9 and 2.11 hereof and the stock option agreement governing the grant of the options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an option shall expire at the end of the designated term.

2.5   Payment

        The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Common Stock are used to pay the exercise price of an option, such shares must have been held by the Participant for at least six months. The proceeds from such payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

2.6  Vesting of Options

        Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify when granting the options; provided however, that in the absence of a Committee specification to the contrary and subject to Sections 2.8, 2.9 and 2.11, such option shall become fully exercisable five (5) years from the date of grant.

2.7   Notice of Exercise

        When exercisable pursuant to the terms of the governing stock option agreement, options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 4.8) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a tax election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

2.8   Termination of Service

        Except as otherwise provided in this Section 2.8, if a Participant ceases being an employee or consultant of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant’s service (a “Termination”), the unexercisable portion of the option granted hereunder shall immediately terminate and be null and void, and the unexercised portion of any outstanding and exercisable options granted hereunder to such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless a longer time is specified in the applicable stock option agreement, or unless such time to exercise is extended by the Committee, in its sole discretion, within thirty (30) days after the date of Termination. Upon a Termination as a result of death or Disability, any outstanding options may be exercised by the Participant or the Participant’s legal representative within twelve (12) months after such termination; provided, however, that in no event shall the period extend beyond the expiration of the option term. Transfer of employment among the Company and any subsidiaries of the Company shall not be deemed to be a Termination.

2.9   Limitation of Exercise Periods

        The Committee may limit the time periods within which an option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.10   Stock Option Agreement

        Each option granted under the Plan shall be evidenced by an individual stock option agreement which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share; (b) any conditions affecting the exercise of the option, including without limitation conditions for accelerated exercisability thereof; (c) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; and (e) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in a stock option agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

2.11   Change in Control

        Except as otherwise provided in the applicable award agreement, if a Change in Control (as defined in Section 4.12) has occurred, then any outstanding option shall immediately become exercisable with respect to all shares subject to such option on the date such Change in Control occurred; provided, however that such acceleration will not occur if, in the opinion of the Company’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

III.   STOCK AWARDS

3.1   Terms and Conditions of Restricted Stock Awards

        The Committee may grant shares of stock subject to the restrictions described in Section 3.2 (“Restricted Stock”) under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and may be held in escrow by the Company or deposited with a trust administered by the Committee (and subject to the claims of the Company’s creditors) during the restriction period.

3.2  Restrictions

        Until the restrictions have lapsed in accordance with Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

3.3   Period of Restriction

        Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

3.4   Termination of Service

        If a Participant’s employment or service as a consultant is terminated prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant’s employment or service as a consultant is terminated prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5   Rights as Shareholder

        Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to vote and to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6   Change in Control

        Except as otherwise provided in the applicable award agreement, if a Change in Control (as defined in Section 4.12) has occurred, then all restrictions on shares of Restricted Stock shall immediately lapse on the date such Change in Control occurred; provided, however that such accelerated lapse of restrictions will not occur if, in the opinion of the Company’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

3.7   Other Stock-Based Awards

        The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Common Stock awarded purely as a “bonus” and not subject to any restrictions or conditions. The Committee shall determine the terms and conditions of such awards.

IV.   GENERAL PROVISIONS

4.1   General Restrictions

        Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2   Adjustments for Certain Corporate Events

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3   Amendments

The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

4.4   Modification, Substitution or Cancellation of Grants

        Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant’s consent.

4.5  Shares Subject to the Plan

        Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6   Rights of a Shareholder

        Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7   Withholding

        The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise, the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes.

4.8   Nonassignability

        Except as expressly provided in the Plan, no unexercised option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to a grant under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws.

4.9   Nonuniform Determinations

        Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

4.10   No Guaranteed Relationship

        Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

4.11   Effective Date; Duration

        The Plan shall become effective as of the date adopted by the Board of Directors (the “Effective Date”). No grant may be made under the Plan after March 31, 2009, but grants theretofore granted may extend beyond such date.

4.12   Change in Control

        Except as otherwise provided in the applicable award agreement, if a Change in Control of the Company occurs, then all options shall become fully exercisable and all restrictions on grants of Restricted Stock shall lapse as of the date such Change in Control occurred; provided, however that such accelerated exercisablilty or lapse of restrictions will not occur if, in the opinion of the Company’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

    (a)        the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

    (b)        Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (c)        Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

4.13    Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

        The foregoing is hereby acknowledged as being the PSS World Medical, Inc. Amended and Restated 1999 Broad-Based Stock Plan as adopted by the Board of Directors of the Company on February 19, 2001, and as amended by the Board of Directors on March 27, 2002.

PSS WORLD MEDICAL, INC. By: /s/ David A. Smith David A. Smith It's President and Chief Executive Officer